Exhibit 10.5

CHANGE IN CONTROL AND SEVERANCE AGREEMENT

THIS CHANGE IN CONTROL AND SEVERANCE AGREEMENT (this “Agreement”), effective as of January 25, 2012 (the “Effective Date”), is entered into by and among BioMed Realty Trust, Inc., a Maryland corporation (the “REIT”), BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), and Gary A. Kreitzer (the “Executive”).

WHEREAS, the REIT and the Operating Partnership (collectively, the “Company”) and Executive are parties to that certain Employment Agreement dated as of December 14, 2007, as amended (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to terminate and supersede the Employment Agreement and to instead provide severance benefits to Executive upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Obligations of the Company upon Termination of Employment.

(a) Without Cause or For Good Reason. If the Company shall terminate the Executive’s employment without Cause (as defined in Section 2 below) or the Executive shall terminate his employment for Good Reason (as defined in Section 2 below):

(i) The Executive shall be paid the aggregate amount of

(A) the Executive’s earned but unpaid base salary and accrued but unpaid vacation pay through the Date of Termination (as defined in Section 2 below), and any annual bonus required to be paid to the Executive for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid (the “Accrued Obligations”), and

(B) (I) the sum of (x) the Executive’s base salary, as in effect on the Date of Termination, plus (y) the average annual bonus received by the Executive for the three (3) completed fiscal years (or such lesser number of years as the Executive has been employed by the Company) of the Company immediately prior to the Date of Termination, multiplied by (II) three (3) (such amount determined under this clause (B) payable to the Executive, the “Severance Amount”).

The Severance Amount shall be paid to the Executive as follows: (A) fifty percent (50%) of the Severance Amount shall be paid in a single lump sum payment within ten (10) days after the Release Effective Date (as defined below) and (B) the remaining fifty percent (50%) of the Severance Amount shall be paid in a single lump sum payment on March 1st of the year following the calendar year in which the Date of Termination occurred; provided, however, that if the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, in each case within one (1) year after the effective date of a Change in Control (as defined in Section 2 below), then the Severance Amount shall be paid in a single lump sum payment within ten (10) days following the Release Effective Date;

(ii) For a period of eighteen (18) months following the Date of Termination, the Company shall continue to provide the Executive and the Executive’s eligible family members with group health insurance coverage at least equal to that which would have been provided to them if the Executive’s employment had not been terminated under the terms and conditions of the applicable plans; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 1(a)(ii) shall be terminated to the extent comparable coverage is actually provided to the Executive and the Executive’s eligible family members, and any such coverage shall be reported by the Executive to the Company;

(iii) The Company shall pay to Executive an amount equal to the premiums for the long-term disability and life insurance coverage provided to Executive immediately prior to the Date of Termination, if any, for a twelve (12) month period following the Date of Termination, determined by reference to the premiums in effect immediately prior to the Date of Termination, which amount shall be paid to the Executive in a single lump sum payment within ten (10) days after the Release Effective Date;

(iv) For a period of eighteen (18) months following the Date of Termination, the Company shall, at its sole expense and on an as-incurred basis, provide the Executive with up to $15,000 towards outplacement services the scope and provider of which shall be reasonable and consistent with industry practice for similarly situated executives;

(v) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any vested benefits and other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”); and

(vi) On the Date of Termination, 100% of the outstanding unvested stock options, restricted stock and other equity awards granted to the Executive under any of the Company’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall become immediately vested and exercisable in full (other than any such awards the vesting of which is performance-based, in which case the terms of such awards shall govern the accelerated vesting and exercisability of such awards upon the Executive’s termination of employment, if any).

Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided for in Sections 1(a)(i)(B) and 1(a)(ii), (iii), (iv) and (vi) above that the Executive execute, deliver to the Company and not revoke a release of claims in substantially the form attached hereto as Exhibit A (the “Release”). Executive shall have fifty (50) days following the Date of Termination to execute such Release. It is understood that Executive has a certain period to consider whether to execute such Release, and Executive may revoke such Release within seven (7) business days after execution. In the event Executive does not execute such Release within the applicable period, or if Executive revokes such Release within the subsequent seven (7) business day period, the Executive shall not be entitled to the amounts provided for in Sections 1(a)(i)(B) and 1(a)(ii), (iii), (iv) and (vi) above. The date on which the Executive’s Release becomes effective and the applicable revocation period lapses shall be the “Release Effective Date.”

(b) For Cause or Without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause or by the Executive without Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than pursuant to Section 4 hereof, the obligation to pay to the Executive the Accrued Obligations in cash within thirty (30) days after the Date of Termination and to provide the Other Benefits.

(c) Death or Disability. If the Executive’s employment is terminated by reason of the Executive’s death or Disability:

(i) The Accrued Obligations shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in cash within thirty (30) days of the Date of Termination;

(ii) 100% of the Executive’s annual base salary, as in effect on the Date of Termination, shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in cash within thirty (30) days following the Date of Termination;

(iii) For a period of twelve (12) months following the Date of Termination, the Executive and the Executive’s eligible family members shall continue to be provided with group health insurance coverage at least equal to that which would have been provided to them if the Executive’s employment had not been terminated;

(iv) In the event the Executive’s employment is terminated by reason of the Executive’s Disability, the Company shall pay to Executive an amount equal to the premiums for the long-term disability and life insurance coverage provided to Executive immediately prior to the Date of Termination, if any, for a twelve (12) month period following the Date of Termination, determined by reference to the premiums in effect immediately prior to the Date of Termination, which amount shall become payable to the Executive in a single lump sum payment within thirty (30) days following the Date of Termination; and

(v) The Other Benefits shall be paid or provided to the Executive on a timely basis.

2. Definitions.

(a) Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events unless the Executive fully corrects the circumstances constituting Cause within thirty (30) days following the date written notice is delivered to the Executive which specifically identifies the circumstances constituting Cause (provided such circumstances are capable of correction):

(i) the Executive’s willful and continued failure substantially to perform his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the REIT’s Board of Directors, which demand specifically identifies the manner in which the REIT’s Board of Directors believes that the Executive has not substantially performed his duties;

(ii) the Executive’s willful commission of an act of fraud or dishonesty resulting in economic or financial damage to the Company;

(iii) the Executive’s conviction of, or entry by the Executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

(iv) a willful breach by the Executive of his fiduciary duty to the Company which results in economic or other damage to the Company; or

(v) the Executive’s willful and material breach of the Executive’s covenants set forth in Section 5(a) or 5(b) hereof.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the REIT’s Board of Directors or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the REIT’s Board of Directors at a meeting of the REIT’s Board of Directors called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the REIT’s Board of Directors), finding that, in the good faith opinion of the Board, the Executive is guilty of any of the conduct described in this Section 2(a), and specifying the particulars thereof in detail; provided, that if the Executive is a member of the REIT’s Board of Directors, the Executive shall not vote on such resolution nor shall the Executive be counted in determining the “entire membership” of the REIT’s Board of Directors.

(b) Change in Control. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events:

(i) A transaction or series of transactions (other than an offering of Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) individuals who, as of the Effective Date, constitute the REIT’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the REIT’s Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the REIT’s shareholders, or nomination for election by the REIT’s Board of Directors, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the REIT’s Board of Directors;

(iii) the consummation by the REIT (whether directly involving the REIT or indirectly involving the REIT through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the REIT’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction

(A) which results in the REIT’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the REIT or the person that, as a result of the transaction, controls, directly or indirectly, the REIT or owns, directly or indirectly, all or substantially all of the REIT’s assets or otherwise succeeds to the business of the REIT (the REIT or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the REIT prior to the consummation of the transaction; or

(iv) approval by the REIT’s shareholders of a liquidation or dissolution of the REIT.

(c) Disability. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for ninety (90) consecutive days or on a total of one hundred eighty (180) days in any twelve (12) month period, in either case as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and reasonably acceptable to the Executive or the Executive’s legal representative.

(d) Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason within thirty (30) days following the date written notice is delivered to the REIT’s Board of Directors by the Executive which specifically identifies the circumstances constituting Good Reason (provided such circumstances are capable of correction), after:

(i) a material diminution in Executive’s base compensation;

(ii) a material diminution in Executive’s authority, duties or responsibilities, including a requirement that Executive report to another corporate officer or employee instead of reporting directly to the REIT’s Chief Executive Officer;

(iii) a material change in the geographic location at which Executive must perform his or her duties; or

(iv) any other action or inaction that constitutes a material breach by the Company of its obligations to Executive under this Agreement.

Notwithstanding the foregoing, “Good Reason” shall only exist if Executive shall have provided the REIT’s Board of Directors with written notice within ninety (90) days of the initial occurrence of any of the foregoing events or conditions which specifically identifies the circumstances constituting Good Reason (provided such circumstances are capable of correction), and the Company fails to eliminate the conditions constituting Good Reason within thirty (30) days after receipt of written notice of such event or condition from Executive. Executive’s termination by reason of resignation from employment with the Company for Good Reason shall be treated as involuntary. Executive’s resignation from employment with the Company for Good Reason must occur within two (2) years following the initial existence of the event or condition constituting Good Reason.

(e) Notice of Termination. Any termination by the Company, or by the Executive, shall be communicated by Notice of Termination to the other parties hereto given in accordance with Section 10(c) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than sixty (60) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(f) Date of Termination. For purposes of this Agreement, “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date specified in the Notice of Termination (which date shall not be prior to the expiration of the applicable correction period and shall not be more than sixty (60) days after the giving of such notice), as the case may be, (ii) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination (or such other date specified by the Company, which date shall not be more than sixty (60) days after the giving of such notice), (iii) if the Executive’s employment is terminated by the Executive without Good Reason, the Date of Termination shall be the thirtieth (30th) day after the date on which the Executive notifies the Company of such termination, unless otherwise agreed by the Company and the Executive, and (iv) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or Disability of the Executive, as the case may be.

3. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

4. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as expressly provided, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred (within thirty (30) days following the Company’s receipt of an invoice from the Executive), to the full extent permitted by law, all reasonable legal fees and expenses which the Executive or his beneficiaries may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive or his beneficiaries about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). The Executive shall submit invoices for legal fees and expenses no later than January 30 of the year following the year in which such legal fees and expenses were incurred. The preceding sentence shall not apply with respect to any such contest if the court having jurisdiction over such contest determines that the Executive’s claim in such contest is frivolous or maintained in bad faith. The Company’s obligation to reimburse the Executive for reasonable legal fees and expenses pursuant to this Section 4 shall terminate on the tenth (10th) anniversary of the Date of Termination.

5. Confidential Information and Non-Solicitation.

(a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the REIT, the Operating Partnership and their respective subsidiaries and affiliates (collectively, the “REIT Group”), and each of their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it; provided, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company.

(b) While employed by the Company and, during any period following the Date of Termination during which the Executive is receiving payments from the Company, the Executive shall not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with any member of the REIT Group to terminate their employment, agency, or other relationship with the REIT Group or such member or to render services for or transfer their business from the REIT Group or such member and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(c) In no event shall an asserted violation of the provisions of this Section 5 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. However, in recognition of the facts that irreparable injury will result to the Company in the event of a breach by the Executive of his obligations under Sections 5(a) and (b) of this Agreement, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Executive.

(d) This Section 5 shall survive termination of the Executive’s employment or any expiration or termination of this Agreement.

6. Parachute Payments. If any payment or benefit the Executive would receive from the Company or otherwise (“Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (i) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (ii) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Executive’s stock awards.

7. Successors.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

8. Payment of Financial Obligations. The payment or provision to the Executive by the Company of any remuneration, benefits or other financial obligations pursuant to this Agreement shall be allocated to the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof in accordance with any agreements to such effect by and between the REIT and the Operating Partnership, as in effect from time to time.

9. Indemnification. The Company and the Executive have entered into an Amended and Restated Indemnification Agreement substantially in the form filed as Exhibit 10.1 with the REIT’s Form 8-K filed with the Securities and Exchange Commission on June 2, 2010.

10. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) Arbitration. Except as set forth in Section 5(c) above, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in San Diego, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, the Executive and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the Executive and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither the Executive nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. The Company will pay the direct costs and expenses of the arbitration. The Executive and the Company shall be responsible for their respective attorneys’ fees incurred in connection with enforcing this Agreement; provided, however, the Executive and the Company agree that, except as may be prohibited by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party. This Section 10(b) shall not apply to the Company’s right to enforce the Executive’s obligations under Section 5 to the extent the Company is entitled to seek specific performance thereunder.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive: at the Executive’s most recent address on the records of the Company,

If to the REIT or the Operating Partnership:

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

with a copy to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12636 High Bluff Drive

Suite 400

San Diego, California 92130

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(d) Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(f) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(g) No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(h) Survival. Provisions of this Agreement shall survive any termination of this Agreement if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision, including, without limitation, the Executive’s obligations under Section 5 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 1 hereof is expressly conditioned upon the Executive’s continued full performance of his obligations under Section 5 hereof. The Executive recognizes that, except as expressly provided in Section 1, no compensation is earned after termination of the Executive’s employment.

(i) Entire Agreement. As of the Effective Date, this Agreement, together with any restricted stock agreements or other equity award agreements between the parties, constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to the Executive by any member of the REIT Group, including, without limitation, the Employment Agreement. The Executive agrees that any such agreement, offer or promise, including the Employment Agreement, is hereby terminated and will be of no further force or effect, and the Executive acknowledges and agrees that upon his execution of this Agreement, he will have no right or interest in or with respect to any such agreement, offer or promise, including the Employment Agreement.

(j) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

(k) Section 409A of the Code.

(i) This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the severance payments payable under Section 1(a)(i)(B), 1(a)(iii), 1(c)(ii) and 1(c)(iv) shall be paid no later than the later of: (A) the fifteenth (15th) day of the third month following the Executive’s first taxable year in which such severance benefit is no longer subject to a substantial risk of forfeiture, and (B) the fifteenth (15th) day of the third month following the first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A of the Code and any regulations of the United States Department of the Treasury (“Treasury Regulations”) and other guidance issued thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder.

(ii) Notwithstanding anything to the contrary in this Agreement, if at the time of the Executive’s termination of employment with the Company the Executive is a “specified employee” as defined in Section 409A of the Code, as determined by the Company in accordance with Section 409A of the Code, to the extent that the payments or benefits under this Agreement are subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which the Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion shall be paid or distributed to the Executive during the thirty (30) day period commencing on the earlier of (A) the date that is six (6) months following the Executive’s termination of employment with the Company, (B) the date of the Executive’s death, or (C) the earliest date as is permitted under Section 409A of the Code.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the REIT’s Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

BIOMED REALTY TRUST, INC.

By:	/s/ ALAN D. GOLD
Name: Alan D. Gold
Title: Chief Executive Officer

BIOMED REALTY, L.P.

By:	BioMed Realty Trust, Inc., its general partner

By:	/s/ ALAN D. GOLD
Name: Alan D. Gold
Title: Chief Executive Officer

EXECUTIVE

/s/ GARY A. KREITZER
Gary A. Kreitzer

Exhibit A

GENERAL RELEASE

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of BioMed Realty Trust, Inc., BioMed Realty, L.P., and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The Executive further understands that Executive will not be given any severance benefits under the Agreement unless this Release is executed on or before the date that is fifty (50) days following the date of Executive’s Termination of Employment (as defined in the Agreement) and the foregoing revocation period lapses without the Executive exercising such right of revocation.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this          day of                    ,         .

Gary A. Kreitzer